November 23, 1998




Mr. David Castaneda
MDC Group, Inc.
1900 Wazee, Suite 202
Denver, Colorado 80202


Dear Mr. Castaneda:

     This is to confirm that our agreement dated October 2, 1998 is hereby rescinded as a result of current market conditions in the oil and gas sector. You will immediately return the common stock and options to Delta and Delta will instruct its transfer agent to issue a certificate to you for 10,000 shares of its restricted common stock to compensate you for your efforts to date under the agreement. Delta will cause these shares to be included in the next registration statement which it files with the SEC.


                              Very truly yours,

                              DELTA PETROLEUM CORPORATION

                         By:          s/Aleron H. Larson, Jr.
                              Aleron H. Larson, Jr., Chairman

Agreed:

MDC Group, Inc.

By: s/David Castaneda
    David Castaneda